EXHIBIT 10.1

                                LETTER OF INTENT

THIS LETTER OF INTENT (the "LOI"), is entered into by and,

BETWEEN: ADVANCED MESSAGING SOLUTIONS, INC., a Nevada corporation having an office at 2377 Gold Meadow Way, Suite 100, Gold River, California U.S.A. 95670

           ("COMPANY")

AND: SHENZHEN CC POWER CORPORATION, a People's Republic of China company having an office at Room 706, Cyber Times Tower B, Tairan Road, Futian District, Shenzhen, China 518040

           ("CC POWER")

                             BACKGROUND AND PURPOSE

The Company is a publicly traded company with the ticker symbol "ADMS" on the United States over-the-counter (OTC) bulletin board securities market.

The Company wishes to acquire CC Power through a reverse acquisition and believes CC Power to have a valuable existing business providing mobile phone and internet products through monthly subscriptions to large cellular phone carriers and OEM partners.

The Company and the stockholders of CC Power wish to enter into a voluntary share exchange transaction whereby the Company would acquire all of the issued and outstanding shares of CC Power in exchange for the issuance to the stockholders of CC Power or their nominees of fifty and one half percent (50.5%) ownership interest in the Company (on a post-Closing basis).

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   Except for the  provisions  in  Paragraphs  1 and 9-16,  this  proposal  is expressly intended to be non-binding and subject to the satisfactory completion of due diligence and the negotiation of mutually acceptable definitive agreements between the Company and CC Power with regard to this transaction.
2. The Company and CC Power agree that they will enter into a definitive agreement containing substantially the same terms and provisions as set forth in Paragraphs 3-8 of this LOI within sixty (60) days from the date of execution of this LOI (the "DEFINITIVE AGREEMENT").
3. Upon the satisfaction of the conditions set forth herein and in the Definitive Agreement, the Company will acquire all of the issued and outstanding capital stock of CC Power in exchange for the issuance to the stockholders of CC Power or their legal nominees (the "NEW STOCKHOLDERS") of fifty and one half percent (50.5%) of the outstanding common stock of the Company (the "EXCHANGE"). Upon Closing, CC Power shall become a wholly-owned subsidiary of the Company.
4. The parties agree that if CC power enters into a corporate restructuring, the terms and conditions of this LOI shall be construed broadly to meet the intent of the parties in this LOI. Both parties acknowledge that CC Power may restructure itself such that all of its issued and outstanding capital stock is owned by a non-PRC entity ("PARENT"). As such, the Exchange shall occur between the Company, CC Power, Parent, and the stockholders of Parent.
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5.   The closing of the Exchange (the "CLOSING") shall occur on or before thirty
     (30) days from the date on which CC Power completes the audit of its financial statements as required to be filed by the Company upon the Closing in accordance with the Securities Exchange Act of 1934, as amended.
6. After Closing, the Board of Directors of the Company shall comprise of three (3) directors. The New Stockholders shall have the right to nominate two directors to the Board of Directors of the Company.
7.   The  officers  of CC Power  shall  become the  officers  of the  Company at
     Closing.
8.   The  Definitive  Agreement  shall  contain  customary   representation  and
     warranties, covenants and indemnification provisions.
9. In consideration of the time and effort the Company will incur to pursue this transaction, CC Power agrees that (except for a capital financing by CC Power approved by the Company), from the date of execution of this LOI (or, if sooner, until such time as the parties agree in writing to
     terminate   this  LOI)  until  the  Closing,   neither  CC  Power  nor  its
     stockholders nor any person or entity acting on their behalf will in any way directly or indirectly (i) solicit, initiate, encourage or facilitate any offer to directly or indirectly purchase CC Power or any of its assets or equity, (ii) enter into any discussions, negotiations or agreements with any person or entity which provide for such purchase, or (iii) provide to any persons other than the Company or its representatives any information or data related to such purchase or afford access to the properties, books or records of CC Power to any such persons. If CC Power, its stockholders or its representatives receive any inquiry or proposal offering to purchase CC Power or any part of its assets or equity, CC Power will promptly notify the Company.
10. No party hereto will make any disclosure or public announcements of the proposed transactions, the LOI or the terms thereof without the prior knowledge of the other parties, which shall not be unreasonably withheld, or except as required by relevant securities laws; provided, however, the Company may issue press releases in the ordinary course of business.
11. Each party agrees and acknowledges that such party and its directors, officers, employees, agents and representatives will disclose business information and information about the proposed transaction in the course of securing financings for the Company and CC Power and that the parties and their representatives may be required to disclose that information under the continuous disclosure requirements of the Securities Exchange Act of 1934.
12. This LOI shall be construed in accordance with, and governed by, the laws of the State of Nevada, and each party separately and unconditionally subjects to the jurisdiction of any court of competent authority in the State of Nevada, and the rules and regulations thereof, for all purposes related to this agreement and/or their respective performance hereunder.
13. The parties shall prepare, execute and file any and all documents necessary to comply with all applicable federal and state securities laws, rules and regulations in any jurisdiction where they are required to do so.
14. If any term or provision hereof shall be held illegal or invalid, this LOI shall be construed and enforced as if such illegal or invalid term or provision had not been contained herein.
15. This LOI may be executed in counterparts, by original or facsimile signature, with the same effect as if the signatures to each such counterpart were upon a single instrument; and each counterpart shall be enforceable against the party actually executing such counterpart. All counterparts shall be deemed an original copy.
16. The delay or failure of a party to enforce at any time any provision of this LOI shall in no way be considered a waiver of any such provision, or any other provision of this LOI. No waiver of, delay or failure to enforce any provision of this LOI shall in any way be considered a continuing waiver or be construed as a subsequent waiver of any such provision, or any other provision of this LOI.

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DATED EFFECTIVE MARCH 8, 2011

ADVANCED MESSAGING SOLUTIONS, INC.


-------------------------------------
(Authorized Signatory)

SHENZHEN CC POWER CORPORATION


-------------------------------------
(Authorized Signatory)

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